UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2011

TRANS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-23530	93-0997412
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

210 Second Street, PO Box 393
St. Marys, West Virginia		26170
(Address of principal executive offices)		(Zip Code)

(304) 684-7053

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4-Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As the result of an identified error described in the following paragraph, Trans Energy Inc. management recommended to the Audit Committee of our Board of Directors that we correct certain components of our consolidated balance sheets, the components of our consolidated statements of operations, the components of our consolidated statement of stockholders’ equity and the components of our consolidated statements of cash flow, as of and for the three months ended March 31, 2011. The audit committee agreed with management’s recommendation, and it was concluded that the financial statements as of and for the aforementioned period should no longer be relied upon. Management has discussed this matter with Maloney and Novotny LLC our independent registered public accounting firm.

The identified error related to not accruing for an expense associated with the sale of certain assets that was incurred during the three months ended March 31, 2011, which was not properly recorded in the previously filed Form 10-Q. As a result of this error, we determined that the consolidated balance sheets, consolidated statements of operations, consolidated state of stockholders’ equity and consolidated statements of cash flows for the three months ended March 31, 2011 and at March 31, 2011 should be restated on Form 10-Q/A. We evaluated these adjustments both quantitatively and qualitatively and determined that no other prior periods needed adjusted.

We anticipated that the 10-Q/A for the three months ended March 31, 2011 will be filed in the coming day.

The following is a summary of the effects of the identified error on our consolidated financial statements:

	As previously reported	Adjustments	As restated

Balance Sheet
March 31, 2011
Accrued expenses	$1,195,594	$245,219	$1,440,813
Total Current Liabilities	30,977,123	$245,219	31,222,342
Total Liabilities	31,224,626	$245,219	31,469,845
Accumulated deficit	(9,015,751)	$(245,219)	(9,260,970)
Total Stockholders’ Equity	29,348,818	$(245,219)	29,103,599

Statements of Operations
For The Three Months Ended March 31, 2011
Gain(Loss) on sale of assets	$12,869,584	$(245,219)	$12,624,365
INCOME(LOSS) FROM OPERATIONS	12,458,076	(245,219)	12,212,857
NET INCOME(LOSS) BEFORE INCOME TAXES	12,048,494	(245,219)	11,803,275
NET INCOME(LOSS)	11,778,494	(245,219)	11,533,275
NET INCOME(LOSS) PER SHARE - BASIC	$0.92	$(0.01)	$0.91
NET INCOME(LOSS) PER SHARE - DILUTED	$0.82	$(0.01)	$0.81

Statement of Cash Flows
For The Three Months Ended March 31, 2011
Net income (loss)	$11,778,494	(245,219)	$11,533,275
(Gain) loss on sale of assets	$(12,869,584)	$245,219	$(12,624,365)
Non-cash investing and financing activities:
Increase in accrued expenses for sale of acreage	—	245,219	245,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans Energy, Inc.

Date: October 13, 2011	By:	/s/ John S. Tumis
John S. Tumis
Chief Financial Officer